Exhibit 5.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

September 4, 2015

H&R Block, Inc.

Block Financial LLC

One H&R Block Way

Kansas City, Missouri 64105

Ladies and Gentlemen:

We have acted as counsel to H&R Block, Inc., a Missouri corporation (“HRB”), and Block Financial LLC, a Delaware limited liability company ( “Block Financial”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 to be filed on the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer, issuance and sale from time to time of an indeterminate number of: (i) shares of common stock, without par value, of HRB (the “Common Stock”); (ii) shares of preferred stock, without par value, of HRB (the “Preferred Stock”); (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”); (iv) rights to purchase Common Stock or Preferred Stock (the “Rights”); (v) guarantees by HRB of debt securities issued by Block Financial (the “Guarantees”); (vi) debt securities issued by Block Financial (the “Debt Securities”); and (vii) units consisting of one or more of the securities described in clauses (i) through (vi) above (the “Units”). The Common Stock, the Preferred Stock, the Warrants, the Rights, the Guarantees, the Debt Securities and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act for an indeterminate aggregate amount.

The Warrants will be issued pursuant to one or more warrant agreements (the “Warrant Agreements”) between HRB and such warrant agent as shall be named therein, and/or warrant certificates (the “Warrant Certificates”). The Rights will be issued pursuant to one or more rights agreements (the “Rights Agreements”) between HRB and such rights agent as shall be named therein, and/or rights certificates (the “Rights Certificates”). The Debt Securities and the Guarantees will be issued pursuant to the Indenture (as defined below) and one or more indentures supplemental thereto or pursuant to an officers’ certificate thereunder (in each case constituting part of the Indenture). The Units will be issued pursuant to one or more unit agreements (the “Unit Agreements”) between HRB and such unit agent as

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shall be named therein, and/or unit certificates (the “Unit Certificates”). The Warrant Agreements, Warrant Certificates, Rights Agreements, Rights Certificates, Indenture (including any supplemental indenture or officers’ certificate pursuant thereto), Unit Agreements and Unit Certificates are hereinafter collectively referred to as the “Securities Agreements.”

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Certificate of Formation of Block Financial; (ii) the First Amended and Restated Operating Agreement of Block Financial; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the Indenture, dated as of October 20, 1997 (the “Base Indenture”), among Block Financial Corporation (as predecessor to Block Financial), HRB and Bankers Trust Company (as predecessor to Deutsche Bank Trust Company Americas), as trustee (the “Trustee”); (vi) the First Supplemental Indenture, dated as of April 18, 2000, among Block Financial Corporation, HRB and Deutsche Bank Trust Company Americas, as trustee (the “First Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”), and (vii) such corporate and limited liability company records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of HRB and Block Financial, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of HRB and Block Financial.

Based on and subject to the foregoing and assuming that: (i) the underwriters and the applicable trustee, warrant agent, rights agent or unit agent (collectively, the “agents”) when appointed, and HRB will be duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and will have the requisite corporate power to enter into and perform their respective obligations related to the offering of Securities and under the underwriting or similar agreement and the applicable Securities Agreement relating to the Securities; (ii) all corporate action or limited liability company action required to be taken by HRB, Block Financial, the underwriters and the applicable agent to duly authorize each proposed issuance of Securities and to execute, deliver and perform each of the operative documents (including the applicable Securities Agreement) related to the offering of the Securities contemplated herein will have been completed; (iii) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case at the time the Securities are offered or issued as contemplated in the Registration Statement; (iv) the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the applicable prospectus supplement and the applicable definitive underwriting or similar agreement including the applicable Securities Agreement; (v) in connection with any offering of Debt Securities and Guarantees, the Indenture and any supplemental indenture thereto will have been qualified under the Trust Indenture Act of 1939, as amended; (vi) any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority will have been issued; (vii) the terms of

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any Securities and their issuance and sale will have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on HRB or Block Financial, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over HRB or Block Financial; (viii) a definitive underwriting or similar agreement and any other necessary agreement with respect to any Securities (including the applicable Securities Agreement) will have been duly authorized and validly executed and delivered by HRB and/or Block Financial, as applicable, and the other party or parties thereto and will be governed by New York law; and (ix) at the time of execution, authentication or countersignature, issuance and delivery of any Securities, each of the applicable Securities Agreements will be the validly and legally binding obligation of all parties thereto, other than HRB and Block Financial, we advise you that in our opinion:

1. Warrants. Assuming that the issuance and terms of any Warrants and the terms of the offering thereof have been duly authorized, when: (i) the terms of such Warrants to be issued under the Warrant Agreement and/or Warrant Certificate, as applicable, and the terms of their issuance and sale have been duly established in conformity with such Warrant Agreement and/or Warrant Certificate; (ii) such Warrant Agreement and/or Warrant Certificate has been duly authorized, executed and delivered; and (iii) such Warrants have been duly executed in accordance with such Warrant Agreement and/or Warrant Certificate and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or similar agreement approved by HRB’s board of directors or any authorized committee thereof, then such Warrants will constitute valid and binding obligations of HRB, enforceable against HRB in accordance with their terms.

2. Rights. Assuming that the issuance and terms of any Rights and the terms of the offering thereof have been duly authorized, when: (i) the terms of such Rights to be issued under the Rights Agreement and/or Rights Certificate, as applicable, and the terms of their issuance and sale have been duly established in conformity with such Rights Agreement and/or Rights Certificate; (ii) such Rights Agreement and/or Rights Certificate has been duly authorized, executed and delivered; and (iii) such Rights have been duly executed in accordance with such Rights Agreement and/or Rights Certificate and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or similar agreement approved by HRB’s board of directors or any authorized committee thereof, then such Rights will constitute valid and binding obligations of HRB, enforceable against HRB in accordance with their terms.

3. Guarantees. Assuming that the issuance and terms of the Debt Securities and the Guarantees thereon and the terms of the offering thereof have been duly authorized, when: (i) the terms of such Debt Securities and Guarantees to be issued under the Indenture and any applicable supplemental indenture or officers’ certificate and the terms of their issuance and sale have been duly established in conformity with such Indenture and such supplemental indenture or officers’ certificate; (ii) such Indenture and such supplemental indenture or officers’ certificate have been duly authorized, executed and delivered; (iii) the Indenture and such supplemental indenture or officers’ certificate constitute legal, valid and binding obligations of the Trustee, enforceable against it in accordance with their terms; and (iv) such Debt Securities and Guarantees have been duly executed and authenticated in accordance with the Indenture and any applicable supplemental indenture or officers’ certificate and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any

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applicable underwriting or similar agreement approved by HRB’s board of directors or any authorized committee thereof, then such Guarantees will constitute valid and binding obligations of HRB, enforceable against HRB in accordance with their terms.

4. Debt Securities. Assuming that the issuance and terms of any Debt Securities and the terms of the offering thereof have been duly authorized, when: (i) the terms of such Debt Securities to be issued under the Indenture and any applicable supplemental indenture or officers’ certificate and the terms of their issuance and sale have been duly established in conformity with such Indenture and such supplemental indenture or officers’ certificate; (ii) such Indenture and such supplemental indenture or officers’ certificate have been duly authorized, executed and delivered; (iii) the Indenture and such supplemental indenture or officers’ certificate constitute legal, valid and binding obligations of the Trustee, enforceable against it in accordance with their terms; and (iv) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and any applicable supplemental indenture or officers’ certificate and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or similar agreement approved by Block Financial’s manager, then such Debt Securities will constitute valid and binding obligations of Block Financial, enforceable against Block Financial in accordance with their terms.

5. Units. Assuming that the issuance and terms of such Units and the terms of the offering thereof have been duly authorized and the securities of any other entities to be included in the Units, if any, have been duly authorized and issued by such entity, when: (i) the terms of such Units to be issued under the Unit Agreement and/or Unit Certificate, as applicable, and the terms of their issuance and sale have been duly established in conformity with such Unit Agreement and/or Unit Certificate; (ii) such Unit Agreement and/or Unit Certificate has been duly authorized, executed and delivered; and (iii) such Units have been duly executed in accordance with such Unit Agreement and/or Unit Certificate and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or similar agreement approved by HRB’s board of directors or any authorized committee thereof, then such Units will constitute valid and binding obligations of HRB, enforceable against HRB in accordance with their terms.

The opinions expressed above with respect to the validity, binding effect and enforceability of the Securities are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

The opinions expressed herein are limited to the laws of the State of New York and the limited liability company laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement.

September 4, 2015

Very truly yours,

/s/ Weil, Gotshal & Manges LLP